Exhibit (a)(1)(F)

KEYNOTE SYSTEMS, INC.

Offer to Purchase for Cash 10,000,000 Shares of Its Common Stock
(Including the Associated Preferred Stock Purchase Rights)
At a Purchase Price Not Greater Than $8.00
Nor Less Than $7.00 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON TUESDAY, NOVEMBER 26, 2002, UNLESS THE OFFER IS EXTENDED.

October 29, 2002

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated October 29, 2002, and the related Letter of Transmittal, which together, as they may be amended and supplemented from time to time, constitute the offer, in connection with the offer by Keynote Systems, Inc., a Delaware corporation (“Keynote”), to purchase 10,000,000 shares of its common stock, $0.001 par value per share, including the associated preferred stock purchase rights issued under the Rights Agreement, dated as of October 25, 2002, between Keynote and American Stock Transfer & Trust Company, as Rights Agent, upon the terms and subject to the conditions of the offer. Unless the context otherwise requires, all references herein to shares shall include the associated preferred stock purchase rights; and, unless the associated preferred stock purchase rights are redeemed prior to the expiration date of the offer, a tender of shares will also constitute a tender of the associated preferred stock purchase rights.

On the terms and subject to the conditions of the offer, Keynote will determine the single per share price, not greater than $8.00 nor less than $7.00 per share, net to you in cash, without interest, that Keynote will pay for shares properly tendered and not properly withdrawn in the offer, taking into account the total number of shares so tendered and the prices specified by all stockholders tendering shares. Keynote will select the lowest purchase price that will allow it to purchase 10,000,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn. Shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, on the terms and subject to the conditions of the offer, including the proration provisions. However, because of the proration provisions described in the Offer to Purchase, all of the shares tendered at prices at or below the purchase price may not be purchased if more than the number of shares Keynote seeks to purchase in the offer are properly tendered. Shares tendered at prices greater than the purchase price and shares not purchased because of proration will not be purchased in the offer. Shares not purchased in the offer will be returned promptly after the expiration of the offer. Keynote reserves the right, in its sole discretion, to purchase more than 10,000,000 shares in the offer, subject to applicable law.

Upon the terms and subject to the conditions of the offer, if more than 10,000,000 shares, or such greater number of shares as Keynote may elect to purchase, subject to applicable law, have been properly tendered at prices at or below the purchase price and are not properly withdrawn before the expiration date, Keynote will purchase such properly tendered shares on a pro rata basis with appropriate adjustments to avoid purchases of fractional shares. If proration of tendered shares is required, Keynote will determine the proration factor promptly after the expiration date. Proration for each stockholder tendering shares will be based on the ratio that the number of shares properly tendered and not properly withdrawn by such stockholder bears to the total number of shares properly tendered and not properly withdrawn by all stockholders at or below the purchase price. The preliminary results of any proration will be announced by press release promptly after the expiration date. You may obtain preliminary proration information from the Information Agent or the Dealer Manager and may be able to obtain such information from your broker.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. Because the terms and conditions of the Letter of Transmittal will govern the tender of the shares we hold for your account, you should read the Letter of Transmittal carefully. HOWEVER, WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES THAT WE HOLD FOR YOUR ACCOUNT. You must use the attached Instruction Form to properly tender shares that we hold for your account. You should also read the Offer to Purchase carefully before making any decision regarding the offer.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the offer.

We call your attention to the following:

1.  You may tender shares at prices not greater than $8.00 nor less than $7.00 per share as indicated in the attached Instruction Form, net to you in cash, without interest.

2.  You should consult with your broker on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3.  The offer is not conditioned upon any minimum number of shares being tendered. The offer is, however, subject to certain other conditions set forth in Section 6 of the Offer to Purchase.

4.  The offer, proration period and withdrawal rights will expire at 12:00 midnight, Eastern Time, on Tuesday, November 26, 2002, unless Keynote extends the offer.

5.  The offer is for 10,000,000 shares, constituting approximately 36.9% of the shares outstanding as of September 30, 2002.

6.  Tendering stockholders who are registered stockholders or who tender their shares directly to American Stock Transfer & Trust Company will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Keynote’s purchase of shares under the offer.

7.  If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate letters of transmittal on your behalf for each price you will accept.

8.  As more fully described in the Offer to Purchase, tenders will be deemed irrevocable unless timely withdrawn. If you instruct us to tender the shares we hold for your account, and you subsequently decide to change your instructions or withdraw your tender of shares, you may do so by submitting a new Instruction Form. However, the new Instruction Form will be effective only if it is received by us in ample time to permit us to submit a new tender on your behalf before the expiration date of the offer. The offer is scheduled to expire at 12:00 midnight, Eastern Time, on Tuesday, November 26, 2002. Upon receipt of a timely submitted new Instruction Form, your previous Instruction Form will be deemed canceled. If your new Instruction Form directs us to withdraw your tender of shares, you may later re-tender those shares by timely submitting a new Instruction Form.

9.  Keynote’s Board of Directors has approved the offer. However, neither Keynote nor its Board of Directors nor the Dealer Manager makes any recommendation to you as to whether you should or should not tender your shares or as to the purchase price or prices at which you may choose to tender your shares. You must make your own decision as to whether to tender your shares and, if so, how many shares to tender and the purchase price or prices at which you tender your shares. Keynote’s directors and executive officers have advised Keynote that they do not intend to tender any shares in the offer; however, affiliates of Keynote’s directors, including VeriSign, Inc., may elect to tender some or all of their shares in the offer.

This letter has been prepared by Keynote and is being sent to you by us at Keynote’s request. Unless you direct us on the attached Instruction Form to tender the shares we hold for your account, no shares will be tendered.

IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING, DETACHING AND RETURNING TO US THE ATTACHED INSTRUCTION FORM. IF YOU AUTHORIZE US TO TENDER YOUR SHARES, WE WILL TENDER ALL SUCH SHARES UNLESS YOU SPECIFY OTHERWISE ON THE ATTACHED INSTRUCTION FORM.

YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON TUESDAY, NOVEMBER 26, 2002, UNLESS KEYNOTE EXTENDS THE OFFER.

The offer is being made solely by the Offer to Purchase and the related Letter of Transmittal, and any amendments or supplements thereto, and is being made to all record holders of shares. The offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making or acceptance of offers to sell shares would not be in compliance with the laws of that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed to be made on behalf of Keynote by Goldman, Sachs & Co., the Dealer Manager for the offer, or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

INSTRUCTION FORM WITH RESPECT TO
KEYNOTE SYSTEMS, INC.

Offer to Purchase for Cash 10,000,000 Shares of Its Common Stock
(Including the Associated Preferred Stock Purchase Rights)
At a Purchase Price Not Greater Than $8.00
Nor Less Than $7.00 Per Share

The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase, dated October 29, 2002, and the related Letter of Transmittal, which Offer to Purchase and Letter of Transmittal together, as they may be amended and supplemented from time to time, constitute the offer in connection with the offer by Keynote Systems, Inc., a Delaware corporation (“Keynote”), to purchase 10,000,000 shares of its common stock, $0.001 par value per share, including the associated preferred stock purchase rights issued under the Rights Agreement, dated as of October 25, 2002, between Keynote and American Stock Transfer & Trust Company, as Rights Agent, upon the terms and subject to the conditions of the offer. Unless the context otherwise requires, all references herein to shares shall include the associated preferred stock purchase rights; and, unless the associated preferred stock purchase rights are redeemed prior to the expiration date of the offer, a tender of shares will also constitute a tender of the associated preferred stock purchase rights.

The undersigned understands that Keynote will, on the terms and subject to the conditions of the offer, determine the single per share price, not greater than $8.00 nor less than $7.00 per share, net to the seller in cash, without interest, that it will pay for shares properly tendered and not properly withdrawn in the offer, taking into account the total number of shares so tendered and the prices specified by all stockholders tendering shares. The undersigned understands that Keynote will select the lowest purchase price that will allow it to purchase 10,000,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn. The undersigned understands that shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, on the terms and subject to the conditions of the offer, including the proration provisions described in the Offer to Purchase, and that, because of the proration provisions described in the Offer to Purchase, all of the shares tendered at prices at or below the purchase price may not be purchased if more than the number of shares Keynote seeks to purchase in the offer are properly tendered. The undersigned understands that shares tendered at prices greater than the purchase price and shares not purchased because of proration will not be purchased in the offer, and that shares not purchased in the offer will be returned promptly after the expiration of the offer. The undersigned understands that Keynote has reserved the right, in its sole discretion, to purchase more than 10,000,000 shares in the offer, subject to applicable law.

The undersigned hereby instructs you to tender to Keynote the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, under the terms and subject to the conditions of the offer.

Aggregate number of shares to be tendered by you for the account of the undersigned:

                             shares*

*	Unless otherwise indicated above, if you complete and return this form, all of the shares we hold for your account, including the associated preferred stock purchase rights, will be tendered.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER. SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL.

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by Keynote for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate Instruction Form for each price at which such shares are tendered. Stockholders may not tender the same shares at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $7.00	☐ $7.60
☐ $7.10	☐ $7.70
☐ $7.20	☐ $7.80
☐ $7.30	☐ $7.90
☐ $7.40	☐ $8.00
☐ $7.50

OR

(2)	SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER. SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL.

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Stockholder,” the undersigned hereby tenders shares at the purchase price, as the same shall be determined by Keynote in accordance with the terms of the offer.

☐
The undersigned wants to maximize the chance of having Keynote purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Keynote in accordance with the terms of the offer. This action could result in receiving a price per share as low as $7.00.

IMPORTANT:  CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

SIGNATURE PAGE

(Authorized Signature(s))

Dated:                             , 2002

Name(s):

(Please Print)

Capacity (full title):

(If Applicable)

Address:

(Including Zip Code)

(Taxpayer Identification or Social Security Number)

(Area Code) Telephone Number: